Exhibit 99.1

Amro Albanna (00:09):

So Steve, we’ll just wait a couple, few seconds here because for some reason, we need to wait to make sure that the whole thing is being recorded. I’m seeing people joining.

Steve Varvel, Director of Clinical Trials, Pearsanta (00:21):

Yeah, me too.

Amro Albanna (00:21):

We have few attendees. I’m just waiting few seconds here. More and more people are joining.

(00:28):

Welcome, everybody. Thank you for joining.

(00:32):

Let’s see, I think I see everyone has already joined.

(00:36):

Steve, welcome. How are you doing today?

Steve Varvel, Director of Clinical Trials, Pearsanta (00:39):

Good morning, Amro. I’m doing great, thanks.

Amro Albanna (00:41):

Wonderful. Steve, thanks for joining us.

(00:44):

And folks, obviously I continue to repeat this every time because we never know who’s joining for the first time. My name is Amro Albanna. I am the Co-founder, Chairman, and CEO of Aditxt. Again, thank you for joining. Today I asked Steve, and to his credit, it was a last-minute request. I thought it would be wonderful for Steve to come and join us to talk about the endometriosis announcement that we just made.

(01:09):

Before we jump in, Steve, why don’t you just quick background introduction, so everybody knows who you are, where you’re based, and we’ll take it from there.

Steve Varvel, Director of Clinical Trials, Pearsanta (01:18):

Sure. Well, my name’s Steve Varvel. I’m the Director of Clinical Trials here at Pearsanta in Richmond, Virginia. Been with a number of diagnostic laboratories doing clinical research over the years and very excited about our Adductomics tests that are in the pipeline and that we’re aggressively pushing forward. Happy to be here.

Amro Albanna (01:41):

Steve, we met what? more than now four years ago, right?

Steve Varvel, Director of Clinical Trials, Pearsanta (01:48):

Yes.

Amro Albanna (01:48):

I think so. It was right around COVID. Actually, we acquired the assets of Salveo out of Richmond, Virginia. Steve, one of the originals over there, and he continued with us. So again, thank you, Steve. You’ve certainly been around, and you’ve been pushing forward. And now it’s under the umbrella of Pearsanta.

(02:10):

Just to provide this point of view, Pearsanta is one of Aditxt’s subsidiaries, focused on early disease detection. I think we can all understand, the better or the sooner, the better when it comes to disease detection. That’s a general statement. It makes sense, especially when it comes to cancer and other serious diseases. So the whole mission of Pearsanta is early disease detection, and eventually, Steve, eventually we could get into prevention. But that’s another topic for another day.

(02:41):

Why don’t we talk about endometriosis, which is part of the Mitomic platform and what that announcement was all about, as far as receiving IRB approval to begin clinical studies.

Steve Varvel, Director of Clinical Trials, Pearsanta (02:53):

Sure. No, no, happy to. We have a number of tests in the pipeline based on this Mitomic technology, identifying disruptions in mitochondrial DNA that are signatures of certain stressors on cells. It has a lot of application in early cancers, but also endometriosis, while not a cancer, it’s also an example where there are cells where they shouldn’t be under specific stressors. And that leaves a profile on the damaged mitochondrial DNA that we can pick up in a blood test.

(03:32):

This test was furthest along when we acquired it, so we’re launching with this one first. We’ve done the tech transfer from the UK lab, where we got this, and have been doing the development here in Richmond and are now ready to complete the analytic validation and the clinical validation so we can launch this test as an LDT as soon as possible.

Amro Albanna (03:54):

Steve, sorry to interrupt you right now, just where we can actually begin with the issue. Endometriosis, obviously, women-related disease, and can you at least help us understand what the difficulty is right now? It is a challenge, but why do we need a test? What is happening right now in the industry, where we cannot detect it? Is it invasive? Is it too late? Can you just help us understand what that issue is and potentially what the size of the challenge is?

Steve Varvel, Director of Clinical Trials, Pearsanta (04:30):

Oh, absolutely. Endometriosis is a huge issue in women’s health. It generally presents as pelvic pain. It can get very severe and can lead to infertility. 10 to 20% of women of childbearing age experiences, so it’s very widespread and touches... Just about everybody knows someone that’s gone through this.

(04:53):

Unfortunately, there are no good tests for it. As it gets more progressed, you can see some of this with imaging, but the real way to diagnose this is with a laparoscopic surgery, where you go in and actually confirm it. Since nobody wants to jump to that first because that’s kind of a severe procedure, so what happens is that women end up suffering for years. It can take 5 to 10 years on average for a woman who first presents with symptoms to actually receive a diagnosis.

(05:24):

So an easy blood test, that can go right in upfront as someone’s experiencing symptoms, whether it’s painful periods or pretty common sets of symptoms, instead of not doing much about it or taking a wait and see attitude, we can get a test and get them on the right diagnostic pathway as early as possible, when it’s much easier to manage. As with most things, the earlier you can catch this, the more chance you have of avoiding.

Amro Albanna (05:53):

Great. Our goal right now is to truly present and offer a non-invasive blood test that could, and I will say could, just to repeat this, it’s not commercial, we still have to do certain validation, we still have to comply with certain rules until we can actually claim it is commercial. It is not yet. Our goal is to advance that validation, clinical studies, whatever is required, and if we’re successful, we can provide a commercial solution for women, non-invasive blood sample-type test to detect endometriosis. Is that the value proposition?

Steve Varvel, Director of Clinical Trials, Pearsanta (06:30):

Absolutely. The way this would work, particularly early on, as you say, assuming the test works, this would be placed in the diagnostic path, where it could be early on. As one first starts to experience symptoms, we could get a blood test done very quickly, and if positive, that could help them decide to go ahead and do the laparoscopy to get the official diagnosis or not. It’ll really help the physicians and gynecologists make decisions about the treatment of the patients early on.

Amro Albanna (07:09):

Great. All right, I’ll jump in, Steve, on one, to dig into the technology a little bit because I think it’s pretty fascinating when we’re talking about mitochondrial DNA, DNA-based diagnostics and eventually therapeutics is the future, I believe and we believe. So we’ll dig into the technology here in a second, and then I want to talk about the Richmond, Virginia facility where you at to share with our, frankly, the current audience and people that will view this later on to understand that it’s not just an innovation. It’s an infrastructure behind it.

Steve Varvel, Director of Clinical Trials, Pearsanta (07:45):

Oh, sure.

Amro Albanna (07:46):

But before I do that, I want to mention something about Q&A. This time around, we’re going to try something with questions and answers. If there are questions, we’re willing to take it, obviously, live. You can go at the bottom, you can hit the Q&A button, and Steve, myself, and our team will see the question. I strongly recommend and encourage questions. Tough, easy, it doesn’t matter. The reason we’re doing this is to truly socialize the concept of innovation.

(08:22):

Innovation is not a straight path. It’s not always rosy. Mistakes will happen, and we want to show our stakeholders and future stakeholders what’s going right, what’s tough, what’s a challenge. That’s why we want to make sure that we provide this forum to hear from us, to also see people behind the scene, beyond myself, like Steve and other team members that you’ve seen in the past. I encourage you to put Q&A, and again, including some of our team members, which I see joining us here. So that said, again I’ll just monitor the Q&A window. And we’ll take it from there.

(09:00):

Steve, we talked about the challenge. We talked about what we view as a non-invasive, timely solution for detection of endometriosis. Now let’s talk a little bit about the technology. We’re talking about mitochondrial DNA. Can you help not only medical folks, what is mitochondrial DNA? Why are we focusing on using mitochondrial DNA? Do we think it helps us with precision and timely diagnosis? And I’ll leave it to you from there.

Steve Varvel, Director of Clinical Trials, Pearsanta (09:37):

Sure. No, no. Mitochondrial DNA is such a fascinating area, and it’s not one that I had a big background in until we started looking at this technology. But everyone’s kind of familiar with DNA testing and knows the cartoon where there’s one copy of DNA in the nucleus of every cell, that control blueprint for all the proteins.

(10:02):

But the mitochondria, little organelles inside the cell, there could be hundreds or thousands of mitochondria inside each cell, are just really key for making power for the cell and are the center of a lot of metabolic processes. They actually have their own DNA that’s separate from the nuclear DNA. Each mitochondria has its own copy of its own DNA. It’s a fascinating story, but to the point here, since mitochondrial DNA is kind of cheap because there’s so many of them, it doesn’t have all the protective mechanisms that the nuclear DNA does, which means it’s very sensitive to stressors on the cell. When the mitochondria will get stretched a certain way, their mitochondria will just start to become defective, and they’ll lose chunks of it. When that starts to happen, quality control mechanisms will come in and degrade the mitochondria, and some of this mitochondria gets dumped out into circulation.

(10:56):

We’re taking a blood sample, and I think I’ll just rummaging through the mitochondrial DNA trash and picking up profiles that are specific, it turns out, to specific stressors, like the profile we can see for endometriosis is specific for endometriosis. A similar process with different profiles can identify early cancers.

(11:20):

So it is a really unusual and exciting window into these intracellular processes, by looking at what’s being dumped out into circulation and picking up particular profiles of mitochondrial DNA damage.

Amro Albanna (11:35):

This could potentially be truly... This is why, and I do see Chris here on the line as well. Look, this is truly what we all believe in and what it can potentially do to begin to understand the stress that is caused or that’s being put on our mitochondrial DNA, and interpreting that to lead us to early disease detection is going to be key for the future. That will also apply to prostate cancer, which we talked about.

(12:08):

Right now we’re talking about clinical studies, Steve. Now we need to take this to humans. We get samples, and we begin to see the results and validate the results against something, I guess, to see if it works.

(12:29):

That process will also apply to prostate cancer, which is next, right?

Steve Varvel, Director of Clinical Trials, Pearsanta (12:33):

Yes.

Amro Albanna (12:33):

All right. It’s great to understand innovation, IP, the challenge, the market, the value proposition. But you got to process it, you got to receive the sample somewhere, you got to have physicality to this whole potential. And that physicality is somebody’s got to receive the sample, somebody’s got to process it. You have to have a certified, accredited facility to do that and send back the results to the recipient. Richmond, Virginia, that’s where you are.

Steve Varvel, Director of Clinical Trials, Pearsanta (13:03):

That’s right.

Amro Albanna (13:04):

Our CLIA-, CAP-certified facility.

Steve Varvel, Director of Clinical Trials, Pearsanta (13:08):

Yeah, we’ve got a wonderful state-of-the-art laboratory here in Richmond, 25,000 square feet here, downtown in the Biotech Center of Richmond. It’s located right at the intersection of 95 and 64. You can see the on-ramp right here. We’re minutes from the airport. I forget what percentage of the US population is within a two- or three-hour drive.

(13:32):

So we’re in a good position to receive and process a lot of samples. CLIA-accredited laboratory, our laboratory director here, Marzena Galdzicka, is a board-certified molecular pathologist. We really have a great team here, processes in place. We’ve been running tests for a while, so we’re really ready to hit the ground running, when we’re able to launch this test and future ones.

Amro Albanna (14:03):

Are we still targeting second half of this year?

Steve Varvel, Director of Clinical Trials, Pearsanta (14:06):

Yeah, that’s still achievable.

Steve Varvel, Director of Clinical Trials, Pearsanta (14:09):

The clinical validation is the piece here at the end. It’s going to take the longest to get all the samples we need. That’s what the study is that we just launched. We just got IRB approval for our clinical study, where we’re identifying a handful - excuse me - of OB-GYN sites that will take women who are suspected of endometriosis, that are being scheduled for their diagnostic laparoscopy, and we’ll enroll them, get a blood sample before the surgery, and then have them fill out a questionnaire about this.

(14:45):

We get the blood sample, we get the results of the laparoscopy, and now we’re able to run the test and compare, determine how well we can predict positives from negatives, clinical performance characteristics like sensitivity and specificity, all these sorts of things necessary to clinically validate the test so that we can launch it as an LDT. If things go well for us in that effort, and we meet our enrollment goals, we’d be on track for an end-of-June launch. That’s what we’re shooting for.

Amro Albanna (15:19):

For commercial launch?

Steve Varvel, Director of Clinical Trials, Pearsanta (15:21):

Yes.

Amro Albanna (15:23):

With that, again, just because you never know who’s joining, who’s going to hear this later on, Aditxt does a model. Our whole mission, our whole DNA, pun intended, is to advance innovations that could potentially address some of our most pressing health challenges.

(15:41):

That is not a marketing slogan. That’s who we are. That’s what every one of our team members, that’s what every one of our partners and stakeholders understand what our mission is. Ultimately, we don’t judge our accomplishment by office space or CLIA CAP or NASDAQ listing. Ultimately, and Steve knows this, we measure our success by the fact whether or not we can address real life health challenges for humans, period.

(16:09):

I thought this was important for us to bring up today because with Adimune, which is addressing autoimmunity, and what Adimune is doing, with what Pearsanta is doing moving forward towards human studies, with what Adimune will potentially do when we’re ready, with what Appili and Evofem who are pending acquisitions yet, what they can do, that’s what Aditxt is all about. That’s why we continue. We continue moving forward, and there is truly, truly nothing more pleasing to me is to see us getting closer and closer to accomplishing that mission and that goal.

(16:48):

Steve, anything else you would like to add? Again, I truly appreciate you jumping in in the last minute, but you’re a pro. It’s just wonderful to hear directly from you. Anything else that we missed, that you would like to share?

Steve Varvel, Director of Clinical Trials, Pearsanta (17:03):

Well, I guess I could mention our clinical study is going to be staged into two stages. Our first priority is getting the number of samples we need to complete the clinical validation and support a launch. We don’t need that many, where we need about a hundred of these samples in. We do have some access to some samples that have been collected as part of a prior study in Europe that will be helpful for us. But we need to collect enough here to support that launch.

(17:39):

Once that happens, and assuming this works out well, and we’re able to launch as planned, we’re going to continue the study and get as many as a thousand samples in so it can really understand how the test results relate to different subtypes in endometriosis, how they correlate with different clinical attributes, like symptom profiles and things, and keep our options open for a potential FDA submission in the future. We don’t need that to launch the test as an LDT, but...

Amro Albanna (18:12):

LDT is Lab-Developed Tests.

Steve Varvel, Director of Clinical Trials, Pearsanta (18:13):

I’m sorry, they are Lab-Developed Tests. That’s right, under CAP and CLIA.

(18:18):

The other thing I would mention is that a lot of this infrastructure we’re building to launch this study will be very similar to what we do with the next step, which is the prostate cancer test. Then, as we go into additional types of cancers in the future, they’ll become easier to do operationally, to manage the study as we’re building the infrastructure for that right here for the endometriosis study.

Amro Albanna (18:45):

Have you discussed this with Evofem team?

Steve Varvel, Director of Clinical Trials, Pearsanta (18:48):

Yeah. That’s right. Had a great call with Kathy yesterday. That’s the main task in front of us now is to find a couple of good OB-GYN sites. Given their extensive networks and relationships, they’re going to help reach out to a few potentially interested docs. Our hope is that we can get a couple signed up very quickly in the next week or two. We’ve got a few other channels. We’re looking for sites, but we really expect Evofem to be natural partners in this. I know they’re very excited about being able to offer the test. To be able to start those conversations with clinics here, just in the context of getting the study started, gives a step in that direction.

Amro Albanna (19:37):

And this really highlights some of the synergies we have between the various subsidiaries.

Steve Varvel, Director of Clinical Trials, Pearsanta (19:41):

Absolutely.

Amro Albanna (19:41):

This is a perfect example. Of course, Evofem, they do understand women’s health. They do. Again, we can’t promise, but it is a great collaboration, potential collaboration, to help pre- and certainly post-commercial, if we’re successful getting it commercially out there.

Steve Varvel, Director of Clinical Trials, Pearsanta (20:00):

Agreed, agreed.

Amro Albanna (20:01):

Steve, thank you very much. Let me just check to see if there are any questions here. I see a lot more people joined since we started this. Just in case, those who haven’t heard me, if there is a question, please type it up fast. Otherwise, we’re going to wrap this up. So any questions, feel free to go ahead and ask away.

(20:27):

All right, sounds good. Well, thank you again for joining us. We will have another Aditxt weekly update next Friday. Steve, really appreciate you joining. And congratulations, well done, team, for getting us this approval.

Steve Varvel, Director of Clinical Trials, Pearsanta (20:41):

Thanks a lot. Anytime.